UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 4, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Replacement of Senior Credit Facility.

On August 1, 2005, the Company entered into a three-year $80 million asset-based revolving credit facility (the "New Credit Facility") with Bank of America, N.A., as administrative agent (the "New Agent"). The New Credit Facility replaces the Company's existing revolving credit facility (the "Former Credit Facility") with JPMorgan Chase Bank, N.A. (the "Former Agent"), which was scheduled to mature on August 31, 2005.

The Company and each of its operating subsidiaries are co-borrowers and are jointly and severally liable for all obligations under the New Credit Facility. The Company's other subsidiaries have guaranteed all of the obligations under the New Credit Facility. The obligations of the borrowers and the guarantors are secured by a pledge of substantially all of the assets of the Company and its subsidiaries, excluding any assets pledged to secure surety bonds procured by the Company and its subsidiaries in connection with their operations.

The New Credit Facility allows the Company and the other borrowers to obtain revolving credit loans and provides for the issuance of letters of credit. The amount available at any time under the New Credit Facility for revolving credit loans or the issuance of letters of credit is determined by a borrowing base. The borrowing base is calculated as the sum of the Company's and its subsidiaries' (i) eligible accounts receivable (subject to a cap of the lesser of 85% of such eligible accounts receivable or 80% of the net amount of cash collections for the immediately preceding thirty calendar days), (ii) eligible inventory of up to $10 million (subject to a cap of the lesser of 65% of such eligible inventory value or 85% of the net orderly liquidation value of such eligible inventory) and (iii) eligible equipment of up to $10 million (subject to a cap of the lesser of 80% of the net orderly liquidation value of such eligible equipment or 90% of such eligible equipment value). The borrowing base is limited to $80 million, reduced by a fixed reserve which is currently set at $15 million, plus certain other reserves as determined by the Agent.

Generally, outstanding borrowings under the New Credit Facility are priced at LIBOR plus a margin that varies from 2.5% to 3.5% depending upon the consolidated fixed charge coverage ratio achieved by the Company, or at the Company's option, a domestic bank rate plus a margin that varies between 0.5% and 1.5%. The Company is charged a fronting fee equal to 0.25% of each letter of credit issued under the New Credit Facility, and is charged a letter of credit fee with respect to outstanding letters of credit equal to the margin applicable to LIBOR based loans, unless the letters of credit are cash collateralized, in which case the fee is reduced by 0.75%. The Company may elect to prepay the New Credit Facility at any time subject to a termination fee equal to 1% of the total commitment if such prepayment occurs during the first year of the facility.

The New Credit Facility contains covenants restricting the ability of the Company and its subsidiaries to: (1) incur indebtedness; (2) grant liens; (3) enter into certain merger or liquidation transactions; (4) dispose of assets; (5) make capital expenditures; (6) pay dividends; (7) enter into certain other agreements and (8) make payments on the Company's subordinated debt when an event of default exists under the New Credit Facility. The New Credit Facility also includes customary covenants regarding reporting obligations and requires the Company to maintain a consolidated fixed charge coverage ratio that varies over time from a minimum of 0.54 to 1.0 to a maximum of 1.0 to 1.0.

In addition to customary events of default, the New Credit Facility provides that an event of default will occur if: (1) the Company or its subsidiaries default on any debt in excess of $500,000 if such debt may be accelerated as a result of such default; (2) certain changes of control occur with respect to the Company; (3) an event of default occurs with respect to the Company's 9 3/8% Senior Subordinated Notes due 2009, the Company's Series A 6.5% Senior Convertible Notes or the Company's Series B 6.5% Senior Convertible Notes if such default is not cured within the applicable grace period; (4) an event of default occurs under the Company's agreements with Federal Insurance Company ("Chubb") and as a result thereof Chubb has ceased issuing surety bonds on behalf of the Company, has made demand for performance thereunder or has otherwise commenced exercising any remedies thereunder, or if any claim is made on Chubb related to any bonded contract against the issuer of any surety bond or (6) an event or condition occurs which has a material adverse effect on the Company and its subsidiaries taken as a whole.

If an event of default occurs under the New Credit Facility, then the lenders may: (1) terminate their commitments under the New Credit Facility; (2) declare any outstanding indebtedness under the New Credit Facility to be immediately due and payable; and (3) foreclose on the collateral pledged to secure the obligations.

The borrowers currently have no borrowings outstanding under the New Credit Facility other than a letter of credit (the "Back-Up Letter of Credit") issued by the New Agent in favor of the Former Agent in the face amount of $42,064,337. The Back-Up Letter of Credit has been issued to secure the letters of credit issued by the Former Agent in connection with the Former Credit Facility.

On August 1, 2005 the New Agent and Chubb entered into a letter agreement which sets forth certain agreements among the parties thereto with respect to the commingling of cash proceeds from collateral granted to Chubb to secure the Company's surety obligations and the cash proceeds from collateral granted to the New Agent in connection with the New Credit Facility. The Company has agreed to provide Chubb with an additional $5 million letter of credit which will be held by Chubb as additional security for the Company's surety obligations.

The above description of the material terms of the New Credit Facility is not a complete statement of the parties' rights and obligations with respect to such transactions. The above statements are qualified in their entirety by reference to the Loan and Security Agreement executed in connection with the New Credit Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On August 1, 2005, the Company issued a press release announcing the closing of the transaction discussed in Item 1.01 of this Current Report on Form 8-K. This press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibits

10.1 Loan and Security Agreement dated August 1, 2005 among Integrated Electrical Services, Inc., its subsidiaries party thereto, the various lenders listed on the signature pages thereof and Bank of America, N.A. as administrative agent.

10.2 Pledge Agreement dated August 1, 2005 among Integrated Electrical Services, Inc., its subsidiaries party thereto, and Bank of America, N.A. as administrative agent.

10.3 Representative form of Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement dated August 1, 2005 as executed by certain subsidiaries of Integrated Electrical Services, Inc. in favor of Bank of America, N.A. as administrative agent.

99.1 Press release, dated August 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:/s/ David A. Miller

David A. Miller

Senior Vice President and

Chief Financial Officer

Dated: August 4, 2005

EXHIBIT INDEX
Exhibit Number	Description of Exhibit

10.1 Loan and Security Agreement dated August 1, 2005 among Integrated Electrical Services, Inc., its subsidiaries party thereto, the various lenders listed on the signature pages thereof and Bank of America, N.A. as administrative agent.

10.2 Pledge Agreement dated August 1, 2005 among Integrated Electrical Services, Inc., its subsidiaries party thereto, and Bank of America, N.A. as administrative agent.

10.3 Representative form of Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement dated August 1, 2005 as executed by certain subsidiaries of Integrated Electrical Services, Inc. in favor of Bank of America, N.A. as administrative agent.

99.1 Press release, dated August 1, 2005.